Exhibit (21)

Subsidiaries of Eastman Kodak Company
Companies Consolidated	Organized Under Laws of:
Eastman Kodak Company	New Jersey
Kodak Canada ULC	CanadaCanada
1680382 Ontario Limited	Canada
Kodak Argentina S.A.I.C.	Argentina
Kodak Chilena S.A.F.	ChileChile
Kodak Americas, Ltd.	New YorkVenezuela
Kodak Venezuela, S.A.	Venezuela
Kodak (Near East), Inc.	New YorkSingapore
Kodak (Singapore) Pte. Limited	Singapore
Kodak Philippines, Ltd.	New York
Kodak (Malaysia) Sdn. Bhd.	Malaysia
Kodak Limited	United Kingdom
Kodak India Private Limited	IndiaEngland
Kodak International Finance Limited	United Kingdom
Kodak Graphic Communications Limited	United Kingdom
Kodak Polychrome Graphics Finance UK Limited	United Kingdom
Horsell Graphic Industries Ltd.	United Kingdom
Kodak Polska Sp.zo.o	Poland
Kodak OOO	RussiaIndia
Kodak	France
Laboratoires Kodak S.A.S.	France
Kodak Holding GmbH	Germany
Kodak Graphic Communications GmbH	Germany
Kodak Graphic Communications EAD	Bulgaria
Kodak GmbH	Germany
Kodak Unterstutzungsgesellschaft mbH	Germany
Eastman Kodak Holdings B.V	Netherlands
Eastman Kodak Sarl	Switzerland
Kodak Brasileira Comercio de Produtos para Imagem e Servicos Ltda	Brazil
Kodak da Amazonia Industria e Comercio Ltda.	Brazil
Creo Asia Pacific Limited	Hong Kong
Kodak Nederland B.V	NetherlandsHong Kong
Kodak (Hong Kong) Limited	Hong Kong
Kodak (Taiwan) Limited	TaiwanIsrael
Kodak Asia Pacific Solutions Pte. Ltd.	Singapore
Kodak IL Ltd	Israel
Kodak (China) Limited	Hong Kong
Cinelabs (Beijing) Limited	China
Kodak (Guangzhou) Technology Service Company Limited	China
Kodak (Shanghai) International Trading Co. Ltd	China
Kodak Imaging Services (Shenzhen) Ltd	China
Kodak (China) Investment Company Limited	China
Kodak Electronic Products (Shanghai) Company Limited	China
Shanghai Da Hai Camera Co., Ltd.	China
Kodak (China) Company Limited	China
Kodak (China) Graphic Communications Company Ltd.	China
Kodak (Xiamen) Digital Imaging Products Company	China
Kodak (Wuxi) Company Limited	China
Kodak (Xiamen) Company Limited	China
Kodak Polychrome Graphics Company Ltd.	Barbados

Subsidiaries of Eastman Kodak Company (Cont'd)
Companies Consolidated	Organized Under Laws of:
Kodak Japan Ltd.	JapanJapan
RPB Marketing Company	Japan
Yamanashi RPB Supply Co.	Japan
KPG Finance (Barbados) SRL	Barbados
Kodak Graphics Communications Asia Pacific Pte. Ltd.	Singapore
Kodak Polychrome Graphics China Ltd.	China
Kodak Polychrome Graphics Cono Sur SA	Uruguay
Kodak Polychrome Graphics Export SAFI	Uruguay
Kodak Polychrome Graphics (Hong Kong) Ltd.	Hong Kong
Kodak Polychrome Graphics Madeira Servicos Ltd.	Barbados
Kodak Polychrome Graphics Netherlands Antilles NV	Curacao
Kodak Korea Ltd	South Korea
Kodak New Zealand Limited	New ZealandAustralia
Kodak (Australasia) Pty. Ltd.	Australia
Kodak (Egypt) S.A.E.	EgyptMalaysia
Eastman Kodak International Capital Company, Inc.	DelawareMexico
Kodak de Mexico S.A. de C.V.	Mexico
Kodak Mexicana, S.A. de C.V.	MexicoMexico
Kodak de Colombia, SAS	Columbia
Kodak A/S	DenmarkBelgium
Kodak SA/NV	Belgium
Kodak Societe Anonyme	Switzerland
Kodak (Thailand) Limited	ThailandAustria
Kodak GmbH	Austria
Kodak Oy	Finland
Kodak S.p.A.	ItalyNew York
Kodak Portuguesa Limited	New York
Kodak, S.A.	SpainSweden
Kodak Nordic AB	Sweden
Wheeling Insurance Ltd.	Bermuda
FPC Inc.	Delaware
Far East Development	Delaware
NPEC Inc.	California
Kodak Realty, Inc.	New York
Laser-Pacific Media Corporation	Delaware
Qualex Inc.	Delaware

Note:  Subsidiary company names are indented under the name of the parent company.